UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 17, 2016
Earliest event reported: May 11, 2016
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant
(a) Dismissal of Previous Independent Accounting Firm

On May 11, 2016, Hooper Holmes, Inc. (the “Company”), as approved by the Audit Committee of the Board of Directors (the “Audit Committee”), voted to dismiss KPMG LLP (“KPMG”) as the Company's principal independent registered public accounting firm, upon completion of their interim review of the Company’s consolidated financial statements as of and for the three month period ended March 31, 2016. Such review was completed and the Company filed its Form 10-Q on May 13, 2016.

During the Company's two fiscal years ended December 31, 2015, and the subsequent interim period through May 13, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company of the following material weakness:

As of December 31, 2015, the Company’s internal controls over financial reporting were not effective because of the existence of a material weakness in internal control over financial reporting which resulted from the inadequate design and operation of internal controls related to the accounting for the acquisition of Accountable Health Solutions, specifically the technical accounting considerations related to applying the provisions of ASC 805, Business Combinations, assessing the completeness and accuracy of key assumptions and the financial data and related support used to measure the fair value of the acquired assets and liabilities, and the documentation of internal control procedures.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014 contained a separate paragraph stating that “the Company has suffered recurring losses from operations, negative cash flows from operations and other related liquidity concerns, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.”

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014 contained a separate paragraph stating that “As discussed in Note 1 and Note 5 to the consolidated financial statements, the Company changed its method of accounting for discontinued operations during the year ended December 31, 2014 due to the adoption of ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.”

The Company furnished a copy of the above disclosures to KPMG and requested that KPMG provide a letter addressed to the U.S. Securities and Exchange Commission confirming the accuracy of the above disclosures. The letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Accounting Firm

On May 11, 2016, the Audit Committee approved the engagement of Mayer Hoffman McCann P.C. (“MHM”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. During the Company's two fiscal years ended December 31, 2015, and the subsequent interim period through May 13, 2016, neither the Company, nor anyone on its behalf, consulted with MHM regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (2) any matter that was either the subject of a disagreement or a reportable event.

Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit
16.1	Letter to Securities and Exchange Commission from KPMG LLP dated May 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: May 17, 2016	By:	/s/ Steven R. Balthazor
Steven R. Balthazor, CFO